UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 11, 2020

GIVEMEPOWER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	File Number: 333-67318	87-0291528
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 6, 2020, the boards of directors of GiveMePower Corporation (“GMPW”) appointed Dr. Solomon Mbagwu, MD and Bishop Christopher E. Milton as members of the boards of directors, effective immediately, to serve until the next annual meeting of GMPW shareholders scheduled to be held in November 5, 2021. Dr. Solomon Mbagwu and Bishop Christopher Milton will be subject to annual election thereafter. Both Dr. Solomon Mbagwu and Bishop Christopher Milton were also appointed to the Audit Committee of the boards of directors in connection with their initial appointment as directors.  Dr. Solomon Mbagwu and Bishop Christopher Milton serves alongside Mr. Frank I Igwealor on the Audit Committee of GiveMePower Corporation.

Dr. Mbagwu, age 70, is a medical practitioner in Los Angeles, California.  In the last twenty four years, Dr. Mbagwu has owned and operated two medical clinics in South Los Angeles.  Prior to starting and running his own clinics, Dr. Mbagwu has over ten years of experience in community healthcare management, and performing numerous obstetrical and gynecological surgeries while working at Centinela Hospital in Inglewood and other community health centers across Los Angeles County.   Dr. Mbagwu graduated from the University Of California, San Francisco, School Of Medicine in 1979, and completed his residency at Charles Drew Medical Center, Los Angeles, in 1983.  Dr. Mbagwu is certified by the Board of Obstetrics and Gynecology since 1988.

The GMPW Board of Directors has determined that Dr. Solomon Mbagwu, MD is independent and financially literate under the applicable listing standards of the NASDAQ, which stated that ““Independent director” is one who is not an executive officer or employee of the company, and who, in the board’s opinion, has no relationship which would “interfere with the exercise of independent judgment” in carrying out director responsibilities.”  There is no arrangement or understanding between Dr. Mbagwu and any other person pursuant to which she was elected as a director of GMPW.

There are no family relationships between Dr. Mbagwu and any of the officers or directors of the Company.   There are no related party transactions with Dr. Mbagwu that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Bishop Christopher E. Milton, age 55, is the Senior Pastor at Holy Assembly Church of God in Christ, 55 East Villa Street. Pasadena, CA 91103.  Bishop Milton is Jurisdictional Prelate Southern California Evangelistic jurisdiction of The Church of God in Christ, Inc. (COGIC) in the United States.  Bishop Milton is an accomplished accountant and finance professional by training and practice. He is the current Chairman of the Internal Audit Committee of the Board of Bishops of The Church of God in Christ, Inc. (COGIC) in the United States.  Bishop Milton has been elected to chair the Audit Committee of GiveMePower Corporation.

The GMPW Board of Directors has determined that Bishop Christopher E. Milton is independent and financially literate under the applicable listing standards of the NASDAQ. There is no arrangement or understanding between Bishop Milton and any other person pursuant to which she was elected as a director of GMPW.   There are no family relationships between Bishop C.E. Milton and any of the officers or directors of the Company.  There are no related party transactions with Bishop C.E. Milton that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

In connection with their appointment to the boards of directors, the Company has not determined the compensation plan for its officers and directors.   Once the Company has developed a Non-Employee Directors Stock compensation Plan, it would include all of its Non-Employee Directors in such a plan.

Also in connection with their appointment to the boards of directors, the Company plans to develop and execute a director indemnification agreement that would provide, among other things, that the Company will indemnify and hold the directors harmless for losses and expenses resulting from claims arising out of, or related to, the fact that they are or were directors of GiveMePower Corporation or its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GiveMePower Corporation

Dated:	November 11, 2020 By:	/s/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, CFM
President and CEO